As filed with the Securities and Exchange Commission on October 31, 2017

Registration No. 333-52471

Registration No. 333-62309

Registration No. 333-77543

Registration No. 333-81481

Registration No. 333-84487

Registration No. 333-85673

Registration No. 333-30938

Registration No. 333-72800

Registration No. 333-176209

Registration No. 333-216565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-52471

FORM S-3 REGISTRATION STATEMENT NO. 333-62309

FORM S-3 REGISTRATION STATEMENT NO. 333-77543

FORM S-3 REGISTRATION STATEMENT NO. 333-81481

FORM S-3 REGISTRATION STATEMENT NO. 333-84487

FORM S-3 REGISTRATION STATEMENT NO. 333-85673

FORM S-3 REGISTRATION STATEMENT NO. 333-30938

FORM S-3 REGISTRATION STATEMENT NO. 333-72800

FORM S-3 REGISTRATION STATEMENT NO. 333-176209

FORM S-3 REGISTRATION STATEMENT NO. 333-216565

Under

The Securities Act of 1933

SCICLONE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3116852

(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 900

Foster City, California 94404

(650) 358-3456

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wilson W. Cheung

Chief Financial Officer and Senior Vice President, Finance

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404

(650) 358-3456

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eric H. Wang

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

(650) 833-2106

Approximate date of commencement of proposed sale of the securities to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (the “Registration Statements”) of SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-52471, originally filed with the SEC on May 12, 1998, registering 2,816,667 shares of Common Stock;

•	Registration Statement No. 333-62309, originally filed with the SEC on August 26, 1998, registering 600,000 shares of Common Stock;

•	Registration Statement No. 333-77543, originally filed with the SEC on April 30, 1999 and as amended June 23, 1999 and July 19, 1999, registering 750,000 shares of Common Stock;

•	Registration Statement No. 333-81481, originally filed with the SEC on June 24, 1999, registering 1,672,199 shares of Common Stock;

•	Registration Statement No. 333-84487, originally filed with the SEC on August 4, 1999, registering 2,923,469 shares of Common Stock;

•	Registration Statement No. 333-85673, originally filed with the SEC on August 20, 1999, registering 5,377,801 shares of Common Stock;

•	Registration Statement No. 333-30938, originally filed with the SEC on February 23, 2000 and as amended April 25, 2000, registering 1,908,000 shares of Common Stock;

•	Registration Statement No. 333-72800, originally filed with the SEC on November 6, 2001, registering 407,610 shares of Common Stock;

•	Registration Statement No. 333-176209, originally filed with the SEC on August 10, 2011, registering 8,298,110 shares of Common Stock; and

•	Registration Statement No. 333-216565, originally filed with the SEC on March 9, 2017 and as amended May 10, 2017, registering $100,000,000 in securities of the Company.

On October 13, 2017, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2017, by and among the Company, Silver Biotech Investment Limited, a company organized under the laws of the Cayman Islands (“Holdco”) and Silver Delaware Investment Limited, a Delaware corporation and wholly-owned subsidiary of Holdco (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Holdco (the “Merger”). As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on October 31, 2017.

SCICLONE PHARMACEUTICALS, INC.

By:	/s/ Wilson W. Cheung
	Name:	Wilson W. Cheung
	Title:	Chief Financial Officer and Senior Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Friedhelm Blobel Friedhelm Blobel, Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	October 31, 2017

/s/ Wilson W. Cheung Wilson W. Cheung	Chief Financial Officer and Senior Vice President, Finance (Principal Financial and Accounting Officer)	October 31, 2017

/s/ Ting Ping Ping Ting Ping Ping	Director	October 31, 2017